Exhibit 99.1

FOR IMMEDIATE RELEASE

PERRIGO COMPANY PLC REPORTS SECOND QUARTER 2016 FINANCIAL RESULTS

•	Delivered second quarter reported (GAAP) net sales of $1.48 billion and adjusted (non-GAAP) net sales of $1.44 billion, excluding sales of $44 million from held-for-sale businesses*

•
Delivered second quarter reported net income of $194 million and reported diluted earnings per share of $1.35; delivered second quarter reported gross margin of 38.3%, and second quarter reported operating margin of 16.1%

•
Realized adjusted net income of $278 million and adjusted diluted earnings per share of $1.93; achieved second quarter adjusted gross margin of 48.0% with second quarter adjusted operating margin of 27.3%

•
Consumer-facing businesses achieved reported net sales of $1.08 billion, or $1.04 billion excluding sales from held-for-sale businesses, comprising in excess of 70% of reported and adjusted net sales in the quarter

•
Realized Consumer Healthcare (“CHC”) segment reported operating margin of 16.2% with adjusted operating margin of 20.7%; Branded Consumer Healthcare ("BCH") segment reported operating margin of 9.8% with adjusted operating margin of 14.9%.

Outlook:

Primarily due to revised expectations for the Rx segment, the Company now expects calendar year 2016 reported earnings per diluted share in the range of $0.26 to $0.56 (compared to a loss of $0.23 in calendar year 2015) and expects calendar year 2016 adjusted earnings per diluted share in the range of $6.85 to $7.15.

* Held-for-sale businesses include the U.S. VMS business (CHC segment), sales attributable to the Etixx brand (BCH segment) and India API business (Other segment)

Dublin, Ireland - August 10, 2016 - Perrigo Company plc (NYSE: PRGO; TASE) today announced results for the second quarter ended July 2, 2016.

Perrigo’s CEO John T. Hendrickson commented, “Over my first 100 days I have been critically looking at our business through the lens of the leadership principles I have previously outlined. My unequivocal conclusion is that despite some short-term challenges, I continue to be excited about Perrigo's future. To be clear, our financial results were below our expectations primarily due to competition and price erosion in the Rx business. Adjusted net sales in our consumer-facing businesses were generally in line with our expectations, highlighted by solid adjusted operating margins in both segments with nearly 21% in our CHC segment and 15% in the BCH segment.

I am disappointed however to announce that following this critical review of our businesses, we are changing adjusted EPS guidance for 2016. The majority of this change is due to revised expectations for price erosion and continued fluid market dynamics affecting the Rx business. In addition, we are revising our guidance on lower performance expectations for the BCH segment as we continue to implement transformational organizational changes and improvements in products and process in this business. Given these effects, we now anticipate our calendar 2016 adjusted EPS guidance to be in the range of $6.85 to $7.15. While there is much change underway at Perrigo, please know that I remain committed to the principles that I outlined in May: operational execution, action-oriented, transparency, and above all, shareholder value."

Refer to Tables I, II, III, and IV at the end of this press release for a reconciliation of non-GAAP adjustments to the current year and prior year periods and additional non-GAAP information. The Company’s reported results are included in the attached Condensed Consolidated Statements of Operations and Balance Sheets.

Second Quarter Results

Perrigo Company plc
(in millions, except earnings per share amounts)
(see the attached Tables I & III for reconciliation to GAAP numbers)

	Second Quarter Ended	Second Quarter Ended	YoY	Constant Currency
	7/2/2016	6/27/2015	% Change	% Change
Reported Net Sales	$1,481	$1,532	(3)%
Reported Net Income	$194	$56	244%
Reported Diluted Earnings per Share	$1.35	$0.38	255%

Adjusted Net Sales(1)	$1,437	$1,492	(4)%	(3)%
Adjusted Net Income	$278	$320	(13)%
Adjusted Diluted Earnings per Share	$1.93	$2.18	(11)%

Diluted Shares	143.6	146.8	(2)%

(1)
Second quarter 2016 net sales exclude $44 million of net sales from held-for-sale businesses (primarily VMS). For comparative purposes, second quarter 2015 net sales have been adjusted in this presentation to exclude $40 million of sales attributable to businesses that are currently held-for-sale. This 2015 net sales adjustment does not impact any other prior year amounts or metrics.

Reported net sales in the quarter were $1,481 million, a decrease of 3% over the second quarter of 2015 due primarily to relatively lower sales in the Consumer Healthcare segment, offset partially by higher sales in the Rx segment. Excluding any net sales contribution from held-for-sale businesses, adjusted net sales in the quarter were $1,437 million, a decrease of 3%, on a constant currency basis over the second quarter of 2015. New product sales of $89 million were offset partially by $16 million in discontinued products.

Reported net income of $194 million, or $1.35 per share, included the favorable impact of a $30 million reduction in the non-cash goodwill impairment recorded in the first quarter of 2016, versus net income of $56 million, or $0.38 per share, in the prior year. Excluding charges as outlined in Table I at the end of this release, second quarter 2016 adjusted net income was $278 million, or $1.93 per share, versus adjusted net income of $320 million, or $2.18 per share for the same period last year.

Segment Results

Consumer Healthcare Segment
(in millions)
(see the attached Tables II & III for reconciliation to GAAP numbers)

	Second Quarter Ended	Second Quarter Ended	YoY	Constant Currency
	7/2/2016	6/27/2015	% Change	% Change
Reported Net Sales	$686	$746	(8)%
Reported Gross Profit	$230	$258	(11)%
Reported Gross Margin	33.5%	34.6%	(110) bps
Reported Operating Income	$111	$143	(22)%
Reported Operating Margin	16.2%	19.2%	(300) bps

Adjusted Net Sales(1)	$644	$707	(9)%	(8)%
Adjusted Gross Profit	$236	$269	(12)%
Adjusted Gross Margin(2)	36.6%	36.0%	60 bps
Adjusted Operating Income	$134	$160	(16)%
Adjusted Operating Margin(2)	20.7%	21.4%	(70) bps

(1)
Second quarter 2016 net sales exclude $42 million from the U.S. VMS business, which is currently held-for-sale. For comparative purposes, second quarter 2015 net sales have been adjusted in this presentation to exclude $40 million of sales attributable to VMS. This 2015 net sales adjustment does not impact any other prior year amounts or metrics.

(2)    Q2 2015 adjusted gross margin and operating margin use reported net sales as the denominator.

Reported net sales in the CHC segment decreased 8% over the second quarter of 2015 and adjusted net sales, excluding VMS net sales in both periods, declined 8% on a constant currency basis. This decrease was due to lower sales in existing products of $84 million primarily in the cough/cold category driven by a relatively weak allergy season as compared to last year, the timing of promotions, lower orders in the contract manufacturing business and the effects of relatively lower pricing in the analgesics category. In addition, discontinued products were $12 million. These decreases were offset partially by new product sales of $32 million, which included the store brand launch of fluticasone nasal spray and new products in the infant formula category.

Despite the relatively weak allergy season, the CHC segment achieved a second quarter reported gross profit margin of 33.5% and an adjusted gross profit margin of 36.6% driven by strong performances in the infant formula and smoking cessation categories as well as supply chain efficiencies.

Reported operating margin decreased 300 bps to 16.2% due to an impairment charge recorded on the held-for-sale VMS business and increased R&D investments, offset partially by lower selling and administrative expenses. Adjusted operating margin decreased 70 bps to 20.7% compared to the prior year due to increased R&D investments, offset partially by lower selling and administrative expenses.

Branded Consumer Healthcare Segment
(in millions)
(see the attached Tables II & III for reconciliation to GAAP numbers)

	Second Quarter Ended	Second Quarter Ended	YoY		Constant Currency
	7/2/2016	6/27/2015	% Change		% Change
Reported Net Sales	$394	$401	(2)%
Reported Gross Profit	$173	$190	(9)%
Reported Gross Margin	44.0%	47.4%	(340) bps
Reported Operating Income (Loss)	$38	$27	44%
Reported Operating Margin	9.8%	6.6%	320	bps

Adjusted Net Sales(1)	$394	$401	(2)%		(2)%
Adjusted Gross Profit	$187	$213	(12)%
Adjusted Gross Margin(2)	47.4%	53.0%	(560	) bps
Adjusted Operating Income	$59	$77	(24)%
Adjusted Operating Margin(2)	14.9%	19.2%	(430	) bps

(1)
Second quarter 2016 net sales excludes Etixx, which is currently held-for-sale. For comparative purposes, second quarter 2015 net sales have also been adjusted to exclude Etixx. The sales attributable to Etixx are $0.1 million for both periods presented.

(2)    Q2 2015 adjusted gross margin and operating margin use reported net sales as the denominator.

Reported net sales decreased 2% over the second quarter of 2015 and adjusted net sales declined 2% on a constant currency basis. New product sales and acquisitions contributed $28 million and $29 million, respectively, offset by lower sales in the lifestyle and natural health/vitamins categories, which experienced a lifestyle category new product launch in the second quarter of 2015.

Second quarter reported gross profit was $173 million. Adjusted gross profit decreased 12% to $187 million driven by product mix and a significant product launch in the prior year.

Reported operating income was $38 million and included $5 million of restructuring expenses, which were offset partially by previously announced strategic initiatives to better align promotional investments with net sales. Adjusted operating income was $59 million due to relatively lower gross profit flow through than the prior year.

Prescription Pharmaceuticals (Rx) Segment
(in millions)
(see the attached Tables II & III for reconciliation to GAAP numbers)

	Second Quarter Ended	Second Quarter Ended	YoY	Constant Currency
	7/2/2016	6/27/2015	% Change	% Change
Net Sales	$293	$278	5%	6%
Reported Gross Profit	$139	$161	(14)%
Reported Gross Margin	47.5%	58.0%	(1,050) bps
Reported Operating Income	$97	$100	(3)%
Reported Operating Margin	33.0%	35.7%	(270) bps

Adjusted Gross Profit	$169	$180	(6)%
Adjusted Gross Margin	57.6%	64.8%	(720) bps
Adjusted Operating Income	$127	$138	(8)%
Adjusted Operating Margin	43.2%	49.5%	(630) bps

Net sales in the second quarter were $293 million, an increase of 5%, driven by $44 million related to recent product acquisitions and new product sales of $26 million, which were offset partially by a decrease in sales of existing products of $50 million due to price erosion across the portfolio and the lack of an exclusive market position for two key products versus the prior year.

Second quarter reported gross margin of 47.5% decreased due to higher amortization expense from recent product acquisitions. Competition and price erosion impacted both reported gross margin and adjusted gross margin, which decreased to 57.6%.

Specialty Sciences Segment
(in millions)
(see the attached Tables II & III for reconciliation to GAAP numbers)

	Second Quarter Ended	Second Quarter Ended	YoY		Constant Currency
	7/2/2016	6/27/2015	% Change		% Change
Net Sales	$90	$84	7%		7%
Reported Gross Profit	$17	$11	54%
Reported Gross Margin	19.0%	13.3%	570	bps
Reported Operating Income	$13	$6	107%
Reported Operating Margin	14.8%	7.7%	710	bps

Adjusted Gross Profit	$90	$84	7%
Adjusted Gross Margin	100.0%	100.0%	—
Adjusted Operating Income	$86	$79	9%
Adjusted Operating Margin	95.8%	94.8%	100	bps

The Company recognized $90 million of royalty revenue in the second quarter related to global net sales of Tysabri®.

Guidance

Primarily due to revised expectations for the Rx segment, the Company expects 2016 reported earnings to be between $0.26 and $0.56 per diluted share as compared to a loss of $0.23 in 2015. The Company expects 2016 adjusted earnings to be between $6.85 and $7.15 per diluted share, excluding the charges outlined in Table IV at the end of this release. See the attached Table IV for a reconciliation of Adjusted earnings per share (Non-GAAP) to Reported earnings per share (GAAP).

A conference call will begin at 8:30 a.m. (ET) live via webcast to interested parties in the investor relations section of the Perrigo website at http://perrigo.investorroom.com/events-webcasts or by phone at 877-248-9413, International 973-582-2737, and reference ID # 51288785. A taped replay of the call will be available beginning at approximately 11:30 a.m. (ET) on Wednesday, August 10, 2016 until midnight on Friday, August 26, 2016. To listen to the replay, dial 800-585-8367, International 404-537-3406, and use access code 51288785.

About Perrigo

Perrigo Company plc, a leading global over-the-counter ("OTC") consumer goods and specialty pharmaceutical company, offers patients and customers high quality products at affordable prices. From its beginnings in 1887 as a packager of home remedies, Perrigo, headquartered in Ireland, has grown to become the world's largest manufacturer of OTC healthcare products and supplier of infant formulas for the store brand market. The Company is also a leading provider of generic extended topical prescription products and receives royalties from the sales of the multiple sclerosis drug Tysabri®. Perrigo provides Quality Affordable Healthcare Products® across a wide variety of product categories and geographies primarily in North America, Europe, and Australia, as well as other markets, including Israel, China and Latin America.
Calendar-Year Data

Calendar-year data for 2015 was derived from the Company’s audited results for the six-month period ended December 31, 2015 and unaudited results for the fiscal quarters ended March 28, 2015 and June 27, 2015.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements.” These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including the timing, amount and cost of share repurchases, future impairment charges, the ability to achieve its guidance and the ability to execute and achieve the desired benefits of announced initiatives. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-KT for the six-month period ended December 31, 2015, as well as the Company’s subsequent filings with the SEC, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Measures
This press release contains certain non-GAAP measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP) in the statements of income, balance sheets or statements of cash flows of the company. Pursuant to the requirements the U.S. Securities and Exchange Commission, the Company has provided a reconciliation for net sales on a constant currency basis, net sales excluding sales attributable to held-for-sale businesses, gross profit, operating income, net income, diluted earnings per share, gross margin, and operating margin within this press release to the most directly comparable U.S. GAAP measures for these non-GAAP measures.

The Company adjusts certain items from its operating results when monitoring and evaluating the on-going financial results and trends of its business, and believes that presenting operating results adjusted for these items is also useful for investors, since it provides important insight into the Company's on-going core business operations on a normalized basis. Management uses adjusted financial data for planning and forecasting in future periods, including trending and analyzing the core operating performance of the Company’s business from period to period without the effect of the non-core business items indicated. Management also uses adjusted financial data to prepare operating budgets and forecasts and to measure the Company’s performance against those budgets and forecasts on a corporate and segment level.

A copy of this press release, including the reconciliations, is available on the Company's website at www.perrigo.com.
Contacts

Bradley Joseph, Vice President, Global Investor Relations
(269) 686-3373
E-mail: bradley.joseph@perrigo.com

Arthur J. Shannon, Vice President, Global Corporate Affairs and European Investor Relations
+353 (86) 1709 4709
E-mail: ajshannon@perrigo.com

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2016	June 27, 2015	July 2, 2016	June 27, 2015
Net sales	$1,481.0	$1,531.6	$2,864.2	$2,580.8
Cost of sales	913.8	903.5	1,774.1	1,573.8
Gross profit	567.2	628.1	1,090.1	1,007.0

Operating expenses
Distribution	22.5	23.7	44.3	38.4
Research and development	47.0	62.6	92.2	98.0
Selling	171.6	174.9	352.4	223.7
Administration	101.8	140.1	208.2	219.7
Impairment charges (credits)	(19.8)	—	447.2	—
Restructuring	5.8	(0.1)	11.3	1.0
Total operating expenses	328.9	401.2	1,155.6	580.8

Operating income (loss)	238.3	226.9	(65.5)	426.2

Interest expense, net	57.4	45.9	108.6	89.2
Other expense, net	29.3	22.7	33.1	281.3
Loss on extinguishment of debt	—	0.9	0.4	0.9
Income (loss) before income taxes	151.6	157.4	(207.6)	54.8
Income tax expense (benefit)	(42.7)	101.0	(67.3)	93.2
Net income (loss)	$194.3	$56.4	$(140.3)	$(38.4)

Income (loss) per share
Basic	$1.36	$0.39	$(0.98)	$(0.27)
Diluted	$1.35	$0.38	$(0.98)	$(0.27)

Weighted-average shares outstanding
Basic	143.2	146.3	143.2	143.5
Diluted	143.6	146.8	143.2	143.5

Dividends declared per share	$0.145	$0.125	$0.29	$0.25

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	(Unaudited)
	July 2, 2016	December 31, 2015
Assets
Cash and cash equivalents	$641.8	$417.8
Accounts receivable, net of allowance for doubtful accounts of $4.0 million, and $3.0 million, respectively	1,199.1	1,193.1
Inventories	894.6	844.4
Prepaid expenses and other current assets	297.3	289.1
Total current assets	3,032.8	2,744.4
Property and equipment, net	888.6	886.2
Goodwill and other indefinite-lived intangible assets	6,627.1	7,281.2
Other intangible assets, net	8,679.3	8,190.5
Non-current deferred income taxes	100.6	54.6
Other non-current assets	205.2	237.0
Total non-current assets	16,500.8	16,649.5
Total assets	$19,533.6	$19,393.9
Liabilities and Shareholders’ Equity
Liabilities
Accounts payable	$514.1	$554.9
Payroll and related taxes	98.4	125.3
Accrued customer programs	354.2	398.0
Accrued liabilities	295.7	308.4
Accrued income taxes	72.5	85.2
Current indebtedness	758.1	1,018.3
Total current liabilities	2,093.0	2,490.1
Long-term debt, less current portion	5,652.5	4,971.6
Non-current deferred income taxes	1,473.7	1,563.7
Other non-current liabilities	414.7	332.4
Total non-current liabilities	7,540.9	6,867.7
Total liabilities	9,633.9	9,357.8
Commitments and contingencies
Shareholders’ equity
Preferred shares, $0.0001 par value, 10 million shares authorized	—	—
Ordinary shares, €0.001 par value, 10 billion shares authorized	8,144.0	8,144.6
Accumulated other comprehensive income	31.3	(15.5)
Retained earnings	1,725.0	1,907.6
Total controlling interest	9,900.3	10,036.7
Noncontrolling interest	(0.6)	(0.6)
Total shareholders’ equity	9,899.7	10,036.1
Total liabilities and shareholders' equity	$19,533.6	$19,393.9

Supplemental Disclosures of Balance Sheet Information
Preferred shares, issued and outstanding	—	—
Ordinary shares, issued and outstanding	143.2	143.1

TABLE I
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended July 2, 2016
Consolidated	Net Sales	Gross Profit	Operating Income (Loss)	Net Income (Loss)	Diluted Earnings (Loss) per Share
Reported	$1,481.0	$567.2	$238.3	$194.3	$1.35
Adjustments:
Amortization expense related primarily to acquired intangible assets	—	128.9	163.5	163.5	1.15
Investment impairments	—	—	—	24.1	0.17
Restructuring charges	—	—	5.8	5.8	0.04
Operating results attributable to held-for-sale businesses*	(43.6)	(6.0)	2.5	2.1	0.01
Losses from equity method investments	—	—	—	1.8	0.01
Acquisition and integration-related charges	—	—	2.4	2.0	0.01
Goodwill and held-for-sale impairment charges	—	—	(19.8)	(19.8)	(0.14)
Tax effect of non-GAAP adjustments, including quarterly effect on the annual effective tax rate calculation	—	—	—	(96.3)	(0.67)
Adjusted	$1,437.4	$690.1	$392.7	$277.5	$1.93
As a % of adjusted net sales		48.0%	27.3%

Diluted weighted average shares outstanding					143.6

*Held-for-sale businesses include the U.S. VMS business, Etixx brand, and India API business

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended June 27, 2015
Consolidated	Net Income	Diluted Earnings per Share
Reported	$56.4	$0.38
Adjustments:
Amortization expense related primarily to acquired intangible assets	142.6	0.98
Amortization of inventory fair value adjustments related to acquisitions	15.6	0.11
Initial payment made in connection with an R&D arrangement	18.0	0.12
Goodwill, intangible asset and investment impairment charges	9.0	0.06
Restructuring charges	0.3	—
Derivative losses	5.5	0.04
Acquisition and integration-related charges	19.7	0.13
Legal and consulting fees related to Mylan defense	13.4	0.09
Losses from equity method investments	3.5	0.02
Loss on early debt extinguishment	0.9	0.01
Non-GAAP adjustment to tax expense associated with debt restructuring for the acquisition of Omega	46.6	0.32
Tax effect of non-GAAP adjustments, including quarterly effect on the annual effective tax rate calculation	(11.2)	(0.08)
Adjusted	$320.3	$2.18

Diluted weighted average shares outstanding		146.8

For Comparative Purposes*	Net Sales
Reported	$1,531.6
Operating results attributable to held-for-sale businesses	(39.7)
Adjusted	$1,491.9

*2015 net sales adjustment made for 2016 adjusted net sales comparison purposes only and does not change any other prior year financial information or metrics as businesses were not held-for-sale in 2015.

TABLE II
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended			Three Months Ended
	July 2, 2016			June 27, 2015
Consumer Healthcare (CHC)	Net Sales	Gross Profit	Operating Income (Loss)	Net Sales	Gross Profit	Operating Income
Reported	$686.3	$230.3	$111.2	$746.4	$258.3	$143.3
Adjustments:
Amortization expense related to acquired intangible assets	—	13.0	19.0		10.2	16.3
Impairment charges	—	—	6.2		—	0.4
Operating results attributable to held-for-sale business	(42.1)	(7.2)	(3.1)		—	—
Restructuring charges	—	—	0.3		—	(0.4)
Acquisition and integration-related charges	—	(0.1)	(0.1)		—	—
Adjusted	$644.2	$236.0	$133.5		$268.5	$159.6
As a % of adjusted net sales (2016) / As a % of reported net sales (2015)		36.6%	20.7%		36.0%	21.4%

For Comparative Purposes*
Reported				$746.4
Operating results attributable to held-for-sale businesses*				(39.6)
Adjusted				$706.8

*Q2 2015 net sales adjustment made for Q2 2016 adjusted net sales comparison purposes only and does not change any other prior year financial information or metrics since the VMS business was not held-for-sale in 2015. Q2 2015 gross margin and operating margin use reported net sales as the denominator.

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended			Three Months Ended
	July 2, 2016			June 27, 2015
Branded Consumer Healthcare (BCH)	Net Sales	Gross Profit	Operating Income (Loss)	Net Sales	Gross Profit	Operating Income
Reported	$393.7	$173.1	$38.4	$401.2	$190.1	$26.6
Adjustments:
Amortization expense related primarily to acquired intangible assets	—	12.8	41.3		7.0	34.1
Impairment charges	—	—	(30.3)		—	—
Amortization of inventory fair value adjustments related to acquisitions	—	—	—		15.6	15.6
Operating results attributable to held-for-sale business	(0.1)	0.6	4.7		—	—
Restructuring charges	—	—	4.8		—	—
Acquisition and integration-related charges	—	—	(0.2)		—	0.7
Adjusted	$393.6	$186.5	$58.7		$212.7	$77.0
As a % of adjusted net sales (2016) / As a % of reported net sales (2015)		47.4%	14.9%		53.0%	19.2%

For Comparative Purposes*
Reported				$401.2
Operating results attributable to held-for-sale business				(0.1)
Adjusted				$401.1

	CHC and BCH Net Sales	Consolidated Net Sales	Consumer-Facing as a % of Net Sales
Reported	$1,080.0	$1,481.0	73%
Operating results attributable to held-for-sale businesses**	$(42.2)	(43.6)
Adjusted	$1,037.8	$1,437.4	72%

*Q2 2015 net sales adjustment made for Q2 2016 adjusted net sales comparison purposes only and does not change any other prior year financial information or metrics since the Etixx business was not held-for-sale in 2015. Q2 2015 gross margin and operating margin use reported net sales as the denominator.

** Held-for-sale businesses include the U.S. VMS business and Etixx brand.

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended			Three Months Ended
	July 2, 2016			June 27, 2015
Prescription Pharmaceuticals (Rx)	Net Sales	Gross Profit	Operating Income	Net Sales	Gross Profit	Operating Income
Reported	$293.3	$139.3	$96.8	$278.3	$161.4	$99.5
Adjustments:
Amortization expense related to acquired intangible assets		29.8	29.9		18.8	18.8
Initial payment made in connection with an R&D arrangement		—	—		—	18.0
Restructuring charges		—	—		—	0.3
Acquisition and integration-related charges		—	—		—	1.1
Adjusted		$169.1	$126.7		$180.2	$137.7
As a % of reported net sales		57.6%	43.2%		64.8%	49.5%

	Three Months Ended			Three Months Ended
	July 2, 2016			June 27, 2015
Specialty Sciences	Net Sales	Gross Profit	Operating Income	Net Sales	Gross Profit	Operating Income
Reported	$89.9	$17.0	$13.3	$83.6	$11.1	$6.4
Adjustments:
Amortization expense related to acquired intangible assets		72.8	72.8		72.5	72.8
Adjusted		$89.8	$86.1		$83.6	$79.2
As a % of reported net sales		100.0%	95.8%		100.0%	94.8%

TABLE III
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
CONSTANT CURRENCY
(in millions)
(unaudited)

	Three Months Ended
	July 2, 2016	June 27, 2015	Total Change	FX Change	Constant Currency Change
Net sales
Consolidated*	$1,437.4	$1,491.9	(4)%	1%	(3)%
CHC*	644.2	706.8	(9)%	1%	(8)%
BCH*	393.6	401.1	(2)%	—%	(2)%
Rx	293.3	278.3	5%	1%	6%
Specialty Sciences	89.9	83.6	7%	—%	7%

*2016 and 2015 net sales are adjusted to exclude sales attributable to held-for-sale businesses. See Tables I and II for non-GAAP reconciliations.

TABLE IV
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
CURRENT 2016 GUIDANCE
(in millions, except per share amounts)
(unaudited)
		Full Year
		2016 EPS Guidance
	Reported 2016 Guidance Diluted EPS Range	$0.26 - $0.56
	Amortization expense related primarily to acquired intangible assets	4.50
	Goodwill, intangible asset, investment and held-for-sale impairment charges	3.29
	Integration and restructuring-related charges	0.27
	Other (1)	0.09
	Tax effect of non-GAAP adjustments	(1.56)
	Adjusted 2016 Guidance Diluted EPS Range	$6.85 - $7.15

(1)	Equity method investment losses, results of operations from held-for-sale businesses, and loss on early debt extinguishment